EFFECTIVE AUGUST 23RD, 2004

UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 2.64
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2005

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 8.01.      Other Events.

On March 17, 2005, Aftermarket Technology Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated (collectively, the “Representatives”) and certain current stockholders (the “Selling Stockholders”) of the Company, pursuant to which the Representatives will purchase 6,250,000 shares of the Company’s common stock (the “Shares”) from the Selling Stockholders.  Certain of the selling stockholders have also granted the underwriters an option to purchase an additional 935,782 shares of common stock to cover over-allotments, if any.  The Underwriting Agreement is filed as Exhibit 1 to this Form 8-K.

In addition, on March 17, 2005, the Company issued a press release (a copy of which is being furnished to the SEC as Exhibit 99 to this Current Report on Form 8-K) announcing the agreement by the Selling Stockholders to sell the Shares to the Representatives pursuant to the Underwriting Agreement.

Item 9.01.      Financial Statements and Exhibits.

Exhibit 1

Underwriting Agreement, dated March 17, 2005, by and among Aftermarket Technology Corp., a Delaware corporation, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated and the Selling Stockholders named in Schedule III thereto.

Exhibit 99	Press Release, dated March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2005	AFTERMARKET TECHNOLOGY CORP.

/s/ Joseph Salamunovich
Joseph Salamunovich Vice President